UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2022

Eucrates Biomedical Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39650	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 West 55th Street, Suite 13D
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 710-5220

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, no par value, and one-third of one Warrant	EUCRU	Nasdaq Capital Market
Ordinary shares, no par value	EUCR	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	EUCRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2022, Eucrates Biomedical Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Promissory Note”) to Eucrates LLC (the “Sponsor”). The Promissory Note provides that the Company may borrow up to an aggregate maximum amount of $600,000 from the Sponsor. On January 24, 2022, the Company made an initial draw on the Promissory Note of $250,000. Amounts up to the aggregate maximum amount may and are expected to be drawn down from time to time by the Company pursuant to the Promissory Note to fund its working capital requirements and for general corporate purposes. The Promissory Note does not bear any interest. If the Company completes an initial business combination, the Company would repay outstanding loaned amounts under the Promissory Note. In the event that the Company is unable to complete an initial business combination, the Company may use a portion of the working capital held outside its trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. The loans are convertible into units of the Company, at a price of $10.00 per unit, at the option of the Sponsor. The units would be identical to those units that were issued to the Sponsor in a private placement concurrent with the Company’s initial public offering.

The foregoing summary of the Promissory Note is qualified in its entirety by reference to the text of the Promissory Note, which is filed as exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 60,000 private placement units of the Company would be issued if the entire aggregate amount of the Promissory Note is drawn and subsequently converted. Each unit would consist of one ordinary share of the Company and one-third of one warrant exercisable for one ordinary share of the Company. The warrants included in the private placement units would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the Promissory Note.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.2	Promissory Note, dated January 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUCRATES BIOMEDICAL ACQUISITION CORP.

Date: January 26, 2022	/s/ Gonzalo Cordova
	Name:	Gonzalo Cordova
	Title:	Chief Financial Officer